Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
One Manhattan West
NEW YORK, NY 10001	FIRM/AFFILIATE OFFICES _________
TEL: (212) 735-3000	BOSTON
FAX: (212) 735-2000	CHICAGO
www.skadden.com	HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON _________
BEIJING
BRUSSELS
July 27, 2021	FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

NextGen Acquisition Corporation
2255 Glades Road, Suite 324A
Boca Raton, FL 33431

RE:	NextGen Acquisition Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to NextGen Acquisition Corporation, a Cayman Islands exempted company limited by shares (the “Company”), in connection with the Registration Statement (as defined below), relating to, among other things, (i) the merger (the “Merger”) of Sky Merger Sub I, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), with and into Xos, Inc., a Delaware corporation (“Xos”), with Xos surviving the Merger as a wholly owned subsidiary of the Company, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 21, 2021, as amended on May 14, 2021(the “Merger Agreement”), by and among the Company, Merger Sub and Xos, and (ii) the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating as a Delaware corporation pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) (the “Domestication”), subject to the approval thereof by the shareholders of the Company.

Prior to the Merger, in connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the DGCL and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). We refer herein to the Company following effectiveness of the Domestication and/or the Merger as “New Xos.” Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”), among other things, pursuant to the Plan of Domestication (as defined below), (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of the Company (the “Company Class A ordinary shares”) will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of New Xos (the “New Xos Common Stock”), (ii) each of the then issued and outstanding warrants of the Company (the “Company Warrants”) will convert automatically into a warrant to acquire one share of New Xos Common Stock (the “New Xos Warrants”), and (iii) each of the then issued and outstanding units of the Company (the “Company Units”) that has not been previously separated into the underlying Company Class A ordinary shares and underlying Company Warrants will be cancelled and will convert automatically into one share of New Xos Common Stock and one-third of one New Xos Warrant.

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July 27, 2021

As a result of and upon the closing of the Merger (the “Closing”), among other things, (i) all issued and outstanding shares of common stock, par value $0.0001 per share, of Xos (“Xos Common Stock”) as of immediately prior to the effective time of the Merger or resulting from the Company Preferred Conversion (as defined in the Merger Agreement) (other than (x) Treasury Shares (as defined in the Merger Agreement), (y) Dissenting Shares (as defined in the Merger Agreement), and (z) any shares of Xos Common Stock subject to Xos Awards (as defined below)) held by a shareholder of Xos, will be cancelled and will convert automatically into the right to receive the applicable portion of the Aggregate Merger Consideration (as defined in the Merger Agreement) equal to (a) the Exchange Ratio (as defined in the Merger Agreement), multiplied by (b) the number of shares of Xos Common Stock held by such holder, and (ii) each holder of (a) Xos Common Stock as of immediately prior to the effective time of the Merger or resulting from the Company Preferred Conversion, (b) Xos Options (as defined below) as of immediately prior to the effective time of the Merger or (c) Xos RSU Awards (as defined below) as of immediately prior to the effective time of the Merger, will be eligible to receive any Earnout Shares (as defined in the Merger Agreement) that may be due and issuable pursuant to the Merger Agreement, in each case, as determined pursuant to Sections 3.1, 3.2, 3.3 and 3.4 of the Merger Agreement (the “New Xos Merger Shares”).

In addition, as a result of the Closing, (i) each option to purchase Xos Common Stock (the “Xos Options”) that is outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will be converted into the right to receive an option relating to the New Xos Common Stock, upon substantially the same terms and conditions as are in effect with respect to such Xos Option immediately prior to the effective time of the Merger; (ii) each share of Xos Common Stock granted under the Xos incentive plan that is subject to vesting or forfeiture (the “Xos Restricted Stock Awards”) that is outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive, restricted shares of New Xos Common Stock, with substantially the same terms and conditions as were applicable to such Xos Restricted Stock Awards immediately prior to the effective time of the Merger, and (iii) each award of restricted stock units based on shares of Xos Common Stock granted under the Xos incentive plan (the “Xos RSU Awards” and, together with the Xos Options and Xos Restricted Stock Awards, the “Xos Awards”) that is outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive restricted stock units based on the New Xos Common Stock, with substantially the same terms and conditions as were applicable to such Xos RSU Award immediately prior to the effective time of the Merger.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 (File No. 333- 256168) of the Company relating to (1) 194,156,416 shares of New Xos Common Stock and (2) 18,333,334 New Xos Warrants (the securities referred to in clauses (1) and (2), collectively, the “New Xos Securities”), to be issued in the Domestication or the Merger, as applicable, filed on May 14, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Amendments No. 1, No. 2 and No. 3 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b) a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

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July 27, 2021

(c) the form of Certificate of Incorporation of New Xos to become effective as of the Effective Time, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

(d) the form of Bylaws of New Xos to become effective as of the Effective Time, filed as Exhibit 3.3 to the Registration Statement (the “Bylaws”);

(e) the form of Certificate of Corporate Domestication to become effective as of the Effective Time, filed as Exhibit 4.6 to the Registration Statement (the “Certificate of Domestication”);

(f) an executed copy of the Plan of Domestication, filed as Exhibit 2.2 to the Registration Statement (the “Plan of Domestication”);

(g) the specimen Common Stock certificate of New Xos, filed as Exhibit 4.5 to the Registration Statement (the “Common Stock Certificate”)

(h) the form of Warrant Certificate (included in the Warrant Agreement (defined below)) (the “Warrant Certificate”); and

(i) an executed copy of the Warrant Agreement, dated October 6, 2020 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, filed as Exhibit 4.4 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Merger Agreement and the Warrant Agreement.

NextGen Acquisition Corporation

July 27, 2021

As used herein, “Transaction Documents” means the Merger Agreement, the Plan of Domestication, the Warrant Certificate and the Warrant Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the DGCL (all of the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Company Class A ordinary share will convert automatically into one share of New Xos Common Stock that have been duly authorized by all requisite corporate action on the part of New Xos under the DGCL and that will be validly issued, fully paid and nonassessable.

2. Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Company Warrant will convert automatically into one New Xos Warrant that will have been duly authorized by all requisite corporate action on the part of New Xos under the DGCL and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

3. Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Company Unit that has not been previously separated into the underlying Class A ordinary share and underlying Company Warrant will be cancelled and will convert automatically into one share of New Xos Common Stock that will have been duly authorized by all requisite corporate action on the part of New Xos under the DGCL and will be validly issued, fully paid and nonassessable and one-third of one New Xos Warrant that will have been duly authorized by all requisite corporate action on the part of New Xos under the DGCL and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

4. The New Xos Merger Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of New Xos under the DGCL and will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

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(b) we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(e) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto);

(f) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(g) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

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(h) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality; and

(i) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

(b) The Certificate of Domestication, in the form attached as Exhibit 4.6 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed by the Company and thereafter be duly filed with the DE Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

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(c) The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed by the Company and thereafter be duly filed with the DE Secretary of State and will have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

(d) The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time;

(e) Prior to the issuance of the New Xos Merger Shares: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; and (iii) the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated;

(f) the Company (i) upon the Effective Time will be duly incorporated and validly existing and in good standing under the DGCL, (ii) has and as of July 29, 2020, had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the Merger Agreement and the Domestication and the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(g) the Company has, and as of July 29, 2020, had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(h) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company, subject to approval and adoption of the Merger Agreement and the Domestication by the Company’s shareholders;

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(i) none of (i) the execution and delivery by the Company or New Xos of the Transaction Documents, (ii) the performance by the Company or New Xos of their respective obligations thereunder (including the issuance of the New Xos Securities) or (iii) consummation of the Merger or the Domestication: (I) conflicted or will conflict with the Amended and Restated Memorandum and Articles of Association or other comparable organizational documents of the Company, (II) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or New Xos or their respective property is subject (except that we do not make this assumption with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2020), (III) contravened or will contravene any order or decree of any governmental authority to which the Company or New Xos or their respective property is subject, or (IV) violated or will violate any law, rule or regulation to which the Company or New Xos or their respective property is subject (except that we do not make the assumption set forth in this clause (IV) with respect to the Opined-on Law);

(j) none of (i) the execution and delivery by the Company or New Xos of the Transaction Documents, (ii) the performance by the Company or New Xos of their respective obligations thereunder (including the issuance of the New Xos Securities) or (iii) consummation of the Merger or the Domestication, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(k) the issuance of the shares of Xos Common Stock does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2020).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP